PRICING SUPPLEMENT dated August 13, 1998                          Rule 424(b)(3)
(To Prospectus dated December 6, 1996 and                     File No. 333-15635
Prospectus Supplement dated December 6, 1996)


                              NEW PLAN REALTY TRUST
                        Medium-Term Note - Floating Rate

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Face Amount:                             $10,000,000
Issue Price:                             100%
Initial Interest Rate:                   5.7375%
Base Rate:                               3-month LIBOR (Telerate Page 3750)
Spread:                                  + 5 basis points
Interest Reset Dates:                    Quarterly on the 18th of each February,
                                         May, August and November, commencing
                                         November 18, 1998
Interest Payment Dates:                  Quarterly on the 18th of each February,
                                         May, August and November, commencing
                                         November 18, 1998
Stated Maturity Date:                    August 18, 2000
Denominations (if other than
$1000 and integral multiples thereof):
                                         ---------------------

Trade Date:                              August 13, 1998
Original Issue Date:                     August 18, 1998
Net Proceeds to Issuer:                  $9,980,000
Agent's Discount/Commission:             $20,000
Name of Agent:                           Merrill Lynch, Pierce, Fenner & Smith
                                         Incorporated
Agent acting in the capacity indicated below:
     |_|   As Agent
     |X|   As Principal
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Day Count Convention:
     |_|  30/360 for the period
     |X| Actual/360 for the period from August 18, 1998 to August 18, 2000 |_| Actual/Actual for the period
     |_|  Other (see attached)

Redemption:
     |X| The Notes cannot be redeemed prior to the Stated Maturity Date. |_| The Notes may be redeemed prior to Stated Maturity Date.
          Initial Redemption Date:
          Initial Redemption Percentage:     %
          Annual Redemption Percentage Reduction:     % until Redemption
            Percentage is 100% of the Principal Amount.

Repayment:
     |X| The Notes cannot be repaid prior to the Stated Maturity Date. |_| The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
          Optional Repayment Date(s):
          Repayment Price:     %

Original Issue Discount:                    |_|   Yes     |X|   No
      Total Amount of OID:
      Yield to Maturity:
      Initial Accrued Period:

Form: |X|   Book-entry                      |_|   Certificated

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